UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 22, 2005

AVISTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0383089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Twin Dolphin Drive, Suite 360

Redwood Shores, California 94065

(Address of principal executive offices, including zip code)

(650) 610-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant

(a) On March 22, 2005, KPMG LLP (“KPMG”), Avistar Communications Corporation’s (“Avistar’s”) independent auditors, advised the Audit Committee of the Board of Directors of Avistar (the “Audit Committee”) that KPMG was resigning effective upon the completion of its audit of Avistar’s consolidated financial statements as of and for the year ended December 31, 2004 and the issuance of their report thereon.  On March 28, 2005, the Company filed its annual report on Form 10-K for the year ended December 31, 2004. The client-auditor relationship between the Company and KPMG LLP ceased as of that date.  The Audit Committee is considering alternative independent auditors but has not yet engaged a successor to KPMG. Avistar has authorized KPMG to respond fully to the inquiries of any candidate for its independent auditor.

In connection with the audits of the two fiscal years ended December 31, 2004 and 2003 and through the date March 28, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports on Avistar’s financial statements for the two most recent fiscal years.  Nor were there any reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.   In addition, KPMG’s reports on the consolidated financial statements of Avistar for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Avistar has provided KPMG with a copy of the disclosures it is making in this Item 4.01(a). KPMG has furnished Avistar with a letter addressed to the Securities and Exchange Commission stating whether KPMG LLP agrees with the above statements; and, if not, stating in which respects it does not agree. Avistar has filed a copy of KPMG’s letter as Exhibit 16.1 to this Report and is hereby incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit No.	Description

16.1	Letter of KPMG LLP dated March 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

By:	/s/ Robert J. Habig
Robert J. Habig Chief Financial Officer

Date:  March 28, 2005

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of KPMG LLP dated March 28, 2005